EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Stewardship Financial Corporation

We consent to incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-20793, 333-31245, 333-87842 and 333-135462) and the Registration Statements on Form S-3 (File Nos. 333-20699, 333-54738, 333-133632 and 333-157630) of Stewardship Financial Corporation of our report dated March 30, 2009, on the consolidated financial statements of Stewardship Financial Corporation which report is included in Form 10-K for Stewardship Financial Corporation for the year ended December 31, 2008.

/s/ Crowe Horwath LLP
Livingston, New Jersey
March 30, 2009